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                            TEAM AMERICA CORPORATION


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                                  Exhibit 4(a)


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                            TEAM AMERICA CORPORATION


                            1996 INCENTIVE STOCK PLAN






















                 Adopted by Board of Directors: October 24, 1996

                   Approved by Shareholders: October 24, 1996







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                                TABLE OF CONTENTS


Section 1.        Purpose......................................................1
Section 2.        Definitions..................................................1
Section 3.        Administration...............................................3
Section 4.        Eligibility..................................................4
Section 5.        Shares Available.............................................4
Section 6.        Term.........................................................5
Section 7.        Participation................................................5
Section 8.        Stock Options................................................6
Section 9.        Stock Appreciation Rights....................................7
Section 10.       Restricted Stock Awards......................................8
Section 11.       Phantom Stock................................................8
Section 12.       Performance Shares...........................................9
Section 13.       Directors' Stock Options.....................................9
Section 14.       Payment of Awards...........................................10
Section 15.       Dividends and Dividend Equivalents..........................11
Section 16.       Termination of Employment...................................11
Section 17.       Assignment and Transfer; Holding Period.....................11
Section 18.       Adjustments Upon Changes in Capitalization..................12
Section 19.       Extraordinary Distributions and Pro Rata Repurchases........12
Section 20.       Withholding Taxes...........................................13
Section 21.       Regulatory Approvals and Listings...........................13
Section 22.       No Right to Continued Employment or Grants..................13
Section 23.       Rights as Shareholder.......................................13
Section 24.       Responsibility and Indemnification..........................14
Section 25.       Substitution, Extension, Renewal and Regrant of Awards......14
Section 26.       Amendment...................................................14
Section 27.       Corporate Changes; Use of Funds.............................15
Section 28.       Change in Control...........................................15
Section 29.       Governing Law...............................................17
Section 30.       Interpretation..............................................17




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                            TEAM AMERICA CORPORATION
                            1996 INCENTIVE STOCK PLAN


SECTION 1.  PURPOSE

         The purpose of this Plan is to advance the long-term interests of TEAM America Corporation by (i) motivating executive and other personnel by means of long-term incentive compensation, (ii) furthering the identity of interests of participants with those of the shareholders of the Company through the ownership and performance of the Common Stock of the Company and (iii) permitting the Company to attract and retain directors and executive personnel upon whose judgment the successful conduct of the business of the Company largely depends. Toward this objective, the Committee may grant stock options, stock appreciation rights, restricted stock awards, phantom stock and/or performance shares to Key Employees of the Company and its Subsidiaries, and shall grant stock options to non-employee directors of the Company, on the terms and subject to the conditions set forth in the Plan.

SECTION 2.  DEFINITIONS

         2.1. "Administrative Policies" means the administrative policies and procedures adopted and amended from time to time by the Committee to administer the Plan.

         2.2. "Applicable Market" means the Nasdaq National Market ("NNM") or, if the Common Stock is no longer traded in the NNM, then the principal national securities exchange, if any, on which the Common Stock is traded as determined by the Committee, or if the Common Stock is no longer traded in the NNM or on any national securities exchange, then such other market price reporting system pursuant to which the Common Stock is traded or quoted as designated by the Committee.

         2.3. "Award" means any form of stock option, stock appreciation right, restricted stock award, phantom stock or performance share granted under the Plan, whether singly, in combination, or in tandem, granted, made or awarded to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

         2.4. "Award Agreement" means a written agreement with respect to an Award between the Company and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

         2.5. "Board of Directors" or "Board" means the directors of the Company, as a group, serving as such from time to time.

         2.6. "Change in Control" means (a) the acquisition after the effective date of this Plan by any "Person" (defined for the purposes of this Section to mean any person within the meaning of Section 13(d) of the Exchange Act, other than the Company or an employee benefit plan created by the Board of Directors of the Company), either directly or indirectly, of the beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the Securities and Exchange


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Commission ("SEC") under Section 13(d) of the Exchange Act) of any securities issued by the Company if, after such acquisition, such Person is the beneficial owner of securities issued by the Company having 20% or more of the voting power in the election of Directors at the next meeting of the holders of voting securities to be held for such purpose of all of the voting securities issued by the Company, if such person acquired such beneficial ownership without the prior consent of the Board of Directors; (b) the commencement (determined under Rule 14d-2 of the Regulations promulgated by the SEC under Section 14(d) of the Exchange Act) after the effective date of this Plan by any Person of a tender offer subject to the provisions of Section 14(d) of the Exchange Act if, after consummation of such tender offer, such Person would, directly or indirectly, be the beneficial owner of securities issued by the Company having 20% or more of the voting power in the election of Directors at the next meeting of the holders of voting securities to be held for such purpose of all of the voting securities issued by the Company, if such Person commenced such tender offer without the prior written consent of the Directors; (c) the election of a majority of the Directors, elected at any meeting of the holders of voting securities of the Company, who were not nominated for such election by the Board of Directors or a duly constituted committee of the Board of Directors; or (d) the merger or consolidation with or transfer of substantially all of the assets of the Company to another person if the Board of Directors does not adopt a resolution, before the Company enters into any agreement for such merger, consolidation or transfer, determining that it is not a Change in Control.

         2.7. "Change in Control Price" means the higher of (i) the mean of the high and low closing prices for the Company's Common Stock on the Applicable Market on the date of determination of the Change in Control, or (ii) the highest price per share actually paid for the Common Stock in connection with the Change in Control.

         2.8. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.9. "Committee" means the Compensation Committee of the Board of Directors or such other committee designated by the Board to administer the Plan under Section 3 hereof.

         2.10."Common Stock" means the Common Shares, without par value, of the Company.

         2.11."Company" means TEAM America Corporation, an Ohio corporation.

         2.12."Derivative Security" means any of the "derivative securities" as defined in Rule 16a-1 under the Exchange Act as such rule may be amended or superseded from time to time.

         2.13."Director" means a member of the Board of Directors.

         2.14."Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.15."IPO" means the initial underwritten public offering of the Common Stock.

         2.16."IPO Price" means the price at which the Common Stock is offered by the Company in the IPO.


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         2.17."Key Employee" means an employee of the Company or a Subsidiary who holds a position of responsibility in an executive, managerial, administrative or professional capacity, and whose performance, as determined by the Committee in the exercise of its sole and absolute discretion, can have an effect on the growth, profitability and success of the Company.

         2.18."Participant" means any individual to whom an Award has been granted by the Committee under this Plan.

         2.19."Plan" means this TEAM America Corporation 1996 Incentive Stock Plan, as the same may be amended from time to time.

         2.20."Section 16 Officer" means any Participant who is an "officer" of the Company within the meaning of Rule 16a-1 under the Exchange Act as such rule may be amended or superseded from time to time.

         2.21."Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of fifty-one percent or more.

         2.22."Termination" means the termination of the Participant's relationship with the Company including termination of the Participant's employment and status as a Director. A Participant who is absent from employment or other relationship with the Company for a reason or purpose and for a period of time approved by the Committee, in its sole discretion, shall not for the period of such absence be deemed, solely because of such absence, to have suffered a Termination, unless and until the Committee otherwise determines.

SECTION 3.  ADMINISTRATION

         The Plan shall be administered under the supervision of either (i) the Board of Directors, or (ii) the Committee composed of not less than three Directors each of whom shall be a "nonemployee director" as defined in Rule 16b-3 under the Exchange Act as such rule may be amended or superseded from time to time and an "outside director" under Section 162(m) of the Code and the regulations thereunder. References to the authority, duties and obligations of the Committee hereinafter set forth shall apply to the Board of Directors at any time the Board of Directors rather than the Committee is administering and supervising the Plan.

         Members of the Committee shall serve at the pleasure of the Board of Directors, and may resign by written notice filed with the Chairman of the Board, President or Secretary of the Company. A vacancy in the membership of the Committee shall be filled by the appointment of a successor member by the Board of Directors. Until such vacancy is filled, the remaining members shall constitute a quorum and the action at any meeting of a majority of the entire Committee, or an action unanimously approved in writing by all Committee members, shall constitute action of the Committee. Subject to the express provisions of this Plan, the Committee shall have exclusive and final authority to: (i) construe and interpret the Plan and any Award Agreement entered into hereunder; (ii) establish, amend and rescind Administrative Policies for the administration of the Plan; and (iii) determine the "fair market value" of the Common Stock of the Company (based on the Applicable Market, if any, for the Common Stock). The Committee shall have such additional

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authority as the Board of Directors may from time to time determine to be necessary or desirable. Employees, agents and independent contractors of the Company or the Committee may be assigned, or employed or retained to perform, administrative, clerical and other duties of the Committee, subject to the supervision and control of the Committee; provided, however, that only the Committee may grant or award an Award under the Plan and make decisions concerning the timing, pricing and amount of any Award, except for stock options automatically granted to Directors who are not employees of the Company under
Section 13 hereof.

         For so long as Directors and/or Section 16 Officers are or may be Participants in the Plan, the Committee shall not knowingly take any action, or decline to take any action, which shall cause the Plan not to meet the requirements contained in Rule 16b-3 under the Exchange Act, as such rule is amended or superseded from time to time, which permit the granting or making of Awards under the Plan to be exempt from section 16(b) of the Exchange Act as amended or superseded from time to time.

SECTION 4.  ELIGIBILITY

         Any Key Employee is eligible to become a Participant in the Plan. Directors of the Company, other than Directors who are employees of the Company, shall be eligible only to receive stock options pursuant to Section 13 hereof.

SECTION 5.  SHARES AVAILABLE

         (a) Shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares. Subject to the adjustments provided for in Sections 18 and 19 hereof, the maximum number of shares of Common Stock available for grant of Awards under the Plan is 350,000 shares. Notwithstanding the foregoing, at no time shall the number of shares of Common Stock deemed to be available for grant in any calendar year exceed ten percent of the total number of issued and outstanding shares of Common Stock of the Company. The number of shares of Common Stock available for grant to any individual Participant in any calendar year shall not exceed 50,000 shares.

         (b) For purposes of calculating the number of shares of Common Stock deemed to be granted hereunder during any fiscal year, each Award, whether denominated in stock options, stock appreciation rights, restricted stock, performance shares or phantom stock, shall be deemed to be a grant of a number of shares of Common Stock equal to the number of shares represented by the stock options, shares of restricted stock, performance shares, shares of phantom stock or stock appreciation rights set forth in the Award; provided however

             (i) in the case of any Award as to which the exercise of one right nullifies the exercisability of another (including, by way of illustration the grant of a stock option with Tandem SARs (as hereinafter defined)), the number of shares deemed to have been granted shall be the maximum number of shares (and/or cash equivalents) that could have been acquired upon the maximum exercise or settlement of the Award; and


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             (ii) in the case of Performance Share Awards (as hereinafter defined) providing for payments in excess of 100% of the number of shares set forth in the Award Agreement, the number of shares granted shall be deemed to be the maximum number of shares (and/or the cash equivalent thereof) issuable under the Award at the highest level of performance.

         (c) Shares of Common Stock covered by lapsed, canceled, surrendered or terminated Awards shall be shares available for regrant under the Plan; provided, however, that the portion of any Award that has been settled by the payment of cash or the issuance of shares of Common Stock, or a combination thereof, shall not be available for re-grant under the Plan, irrespective of the value of the settlement or the method of its payment. The settlement of an Award shall not be deemed to be the grant of an Award hereunder.

SECTION 6.  TERM

         The Plan shall become effective as of October 24, 1996, subject to approval of the Plan by the holders of a majority of the shares of Common Stock. No Awards shall be exercisable or payable before approval of the Plan has been obtained from the Company's shareholders and no Awards may be granted after December 31, 2006.

SECTION 7.  PARTICIPATION

         The Committee shall select, from time to time, Participants from those Key Employees who, in the opinion of the Committee can further the Plan's purpose and the Committee shall determine the type or types of Awards, if any, to be made to the Participant. Any selection by the Committee of an employee of the Company or a Subsidiary to be a Participant in the Plan shall irrevocably constitute the Committee's concurrent and conclusive determination that such employee is a Key Employee. In addition, all non-employee Directors shall participate in the Plan solely in the manner specified in Section 13 hereof. The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement, and no Participant shall have any rights to or interest in an Award unless and until such Participant has exercised and delivered an Award Agreement with respect to such Award.

SECTION 8.  STOCK OPTIONS

         (a) Grants. Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of section 422 of the Code or nonqualified stock options (i.e., stock options which are not incentive stock options), or a combination of both, or any particular type of tax advantage option authorized by the Code from time to time.

         (b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee; provided, however, that no stock option shall be exercisable more than ten years after the date of grant thereof. In the absence of any provision in an option to the contrary (i) the option will become exercisable as to 20% of the shares of Common Stock subject to the option upon completion of the first full year of employment of the Participant after the date of grant thereof and as to 20% of such shares upon the completion of each full year thereafter prior to Termination, and (ii) the option will lapse upon the earliest of (A) one year after Termination of the Participant's relationship with the Company if the Termination is

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due to death or disability or if the Participant dies within 90 days of the
Termination, or (B) 90 days after Termination if the Termination is for any reason other than death or disability. The option exercise price shall be established by the Committee, but such price shall not be less than the per share fair market value of the Common Stock, as determined by the Committee, on the date of the stock option's grant subject to adjustment as provided in Sections 18 or 19 hereof; provided, however, that the option price of any nonqualified stock option granted within 90 days following the closing of the IPO may be the IPO Price.

         (c) Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with section 422 of the Code. Incentive stock options shall be granted only to those Key Employees who are employees of the Company and its "subsidiaries" within the meaning of section 424 of the Code, and shall be granted within ten years after the date the Plan was adopted by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company or any Subsidiary which provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time. Any incentive stock option that is granted to any employee who is, at the time the option is granted, deemed for purposes of section 422 of the Code, or any successor provision, to own shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of a parent or subsidiary of the Company shall have an option exercise price that is at least 110 percent (110 %) of the fair market value of the shares at the date of grant and shall not be exercisable after the expiration of 5 years from the date it is granted.

         (d) Additional Terms and Conditions. The Committee may, in any manner not inconsistent with the Plan, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/ or limitations, if any, on any stock option Award and the exercise thereof.

         (e) Payment. Upon exercise, a Participant may pay the option exercise price of a stock option (i) in cash, (ii) in shares of Common Stock, or (iii) a combination thereof, or (iv) in the sole discretion of the Committee, through a cashless exercise procedure involving a broker; provided, however, that such method and time for payment shall be permitted by and be in compliance with applicable law, or (v) such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

SECTION 9.  STOCK APPRECIATION RIGHTS

         (a) Grants. Awards may be granted in the form of stock appreciation rights ("SARs"). SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the Award Agreement to the market value of the Common Stock on the date of exercise or surrender. A SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"): provided, however, that Freestanding SARs may be

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granted only to Key Employees who are foreign nationals or are employed outside of the United States, or both, and as to whom the Committee determines the interests of the Company could not as conveniently be served by the grant of other forms of Awards under the Plan. Tandem SARs shall permit the optionee to surrender a stock option or portion thereof and to receive the payment to which he is entitled under the SAR Award Agreement with respect to the shares of Common Stock subject to the surrendered stock option or portion thereof. A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A Freestanding SAR granted to a Section 16 Officer may be exercised no sooner than six months after it is granted.

         (b) Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable. The appreciation in value of a Tandem SAR shall be the appreciation in fair market value from an amount not less than the option exercise price of the related stock option or portion thereof being surrendered to the market value of the Common Stock on the date of exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by an Award, the related stock option shall be canceled automatically to the extent of the number of SARs exercised, and such shares shall not thereafter be eligible for grant under
Section 5 hereof.

         (c) Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The base price of a Freestanding SAR shall also be determined by the Committee; provided, however, that such price shall not be less that the fair market value of the Common Stock on the date of the award of the Freestanding SAR.

         (d) Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms is otherwise exercisable and, if so exercised, would result in a payment to the Participant.

         (e) Additional Terms and Conditions. The Committee may, in any manner not inconsistent with the Plan, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, on any SAR Award.

SECTION 10.  RESTRICTED STOCK AWARDS

         (a) Grants. Awards may be granted in the form of Restricted Stock Awards. Restricted Stock Awards consist of shares of Common Stock bearing restrictions on their transfer or otherwise as authorized by Section 10(b), below, and may be awarded to a Key Employee with or without payment of consideration by the Key Employee.

         (b) Award Restrictions. Restricted Stock Awards shall be subject to such terms, conditions, restrictions, or limitations as the Committee deems appropriate including, by way of illustration but not by way of limitation, restrictions on transferability, requirements of continued employment or individual performance or the financial performance of the Company. The

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Committee may modify, or accelerate the termination of, the restrictions applicable to a Restricted Stock Award under such circumstances as it deems appropriate.

         (c) Rights as Shareholders. During the period in which any shares of Common Stock are subject to the restrictions imposed under this Section 10, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded, all or any of the rights of a shareholder with respect to such shares, including, by way of illustration but not by way of limitation, the right to vote such shares and to receive dividends.

         (d) Evidence of Award. Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates.

         (e) Additional Terms and Conditions. The Committee may, in any manner not inconsistent with the Plan, by way of Award Agreement or otherwise, determine such other terms, conditions, restrictions or limitations, if any, on any Award of Restricted Stock.

SECTION 11.  PHANTOM STOCK

         (a) Grants. Awards may be granted in the form of Phantom Stock Awards. Phantom Stock Awards shall entitle the Participant to receive the market value or the appreciation in value of a stated number of shares of Common Stock on a settlement date determined by the Committee.

         (b) Terms and Conditions. The Committee may, in any manner not inconsistent with the Plan, by way of Award Agreement or otherwise, determine such terms, conditions, restrictions or limitations, if any, on any Award of Phantom Stock.

SECTION 12.  PERFORMANCE SHARES

         (a) Grants. Awards may be granted in the form of performance shares. "Performance Shares" means interests the entitlement to which is based upon the attainment of pre-determined Performance Targets as hereinafter defined during a Performance Period as hereinafter defined. At the end of the Performance Period, Performance Shares shall be converted into Common Stock (or Common Stock and cash, as determined by the Award Agreement) and distributed to Participants based upon such entitlement.

         (b) Performance Criteria. The Committee may grant an Award of Performance Shares to Participants as of the first day of each Performance Period. As used herein, the term "Performance Period" means the period during which a Performance Target is measured and the term "Performance Target" means the predetermined goals established by the Committee. A Performance Target will be established at the beginning of each Performance Period. If at the end of the Performance Period, the Performance Target is fully met, the Performance Shares will be converted 100% into shares of Common Stock (or the cash equivalent thereof, as determined by the Award Agreement) and issued to the Participant. Award payments in excess of 100% shall be permitted based upon an attainment in excess of 100% of the Performance Target. If the Performance Target has not been fully met, Performance Shares will be converted and delivered only to the extent, if any, provided at the time

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of the grant of such Award for conversion based upon partial attainment of the
Performance Target and the balance of the Performance Shares will be forfeited to the Company and available for reissuance pursuant to Section 5 hereof.

         (c) Additional Terms and Conditions. The Committee may, in any manner not inconsistent with the terms of this Plan, by way of the Award Agreement or otherwise, determine the manner of payment of Awards of Performance Shares and other terms, conditions, restrictions or limitations, if any, on any Award of Performance Shares.

SECTION 13.  DIRECTORS' STOCK OPTIONS

         (a) Grants. Awards may be granted to non-employee Directors only in the form of stock options satisfying the requirements of this Section 13. All stock options granted under this Section 13 shall be nonqualified stock options.

         (b) Option Exercise Price. The option exercise price of all stock options granted under this Section 13 shall be the per share fair market value of the outstanding shares of the Common Stock on the date such options are granted; provided, however, that the option price of any nonqualified stock option granted within 90 days following the closing of the IPO may be the IPO Price. Payment of the option exercise price may be made in cash or in shares of Common Stock or a combination of cash and Common Stock to the extent provided in the Award Agreement.

         (c) Administration. Subject to the express provisions of this Section 13, the Committee shall have conclusive authority to construe and interpret any Stock Option Award granted under this Section 13 and to adopt Administrative Policies with respect thereto; provided, however, that no action shall be taken which would prevent the options granted under this Section 13 or any Award granted under the Plan from meeting the requirements for exemption from Section 16(b) of the Exchange Act, or subsequent comparable statute, as set forth in Rule 16b-3 of the Exchange Act or any subsequent comparable rule.

         (d) Option Agreement. The options granted hereunder shall be evidenced by an option agreement, dated as of the date of the grant, which agreement shall be in such form, consistent with the terms and requirements of this Section 13, as shall be approved by the Committee from time to time and executed on behalf of the Company by the President. The Option Agreement shall require the optionee to refrain from selling or otherwise disposing of shares so acquired for at least 120 days following the exercise of such option.

         (e) Option Period. Options granted under this Section 13 will become exercisable at such times as the Committee shall approve.

         (f) Limitations on Exercise. Directors' Stock Options shall become exercisable at such times and to such extent as the Committee shall approve. To the extent an option is not otherwise exercisable at the date of the Director's retirement as a Director as required under any plan or policy of the Company, it shall become fully exercisable upon such retirement; provided, however, that Director Stock Options shall not become exercisable under this sentence prior to the expiration of six months from the date of grant. Upon such retirement such options shall be exercisable for a period

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of three years, subject to any shorter original term thereof. Options not otherwise exercisable at the time of the death of a Director during continued service with the Company shall become fully exercisable upon his death. Upon the death of a Director while in service as a Director, such options shall remain exercisable for a period of one year after the date of death. To the extent an option is exercisable on the date a Director ceases to be a Director (other than by reason of death or retirement as a Director under any plan or policy of the Company), the option shall continue to be exercisable (subject to the original term of the option) for a period of ninety (90) days thereafter.

SECTION 14.  PAYMENT OF AWARDS

         Except as otherwise provided herein Award Agreements may provide that, at the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. The terms of Award Agreements may provide for payment of Awards in the form of a lump sum or installments, as determined by the Committee. In connection with transactions involving the exercise and cancellation of an Award (under this Section 14 or Section 25, or otherwise) held by or through a Director or a Section 16 Officer (whether or not the transaction also involves the related surrender and cancellation of a stock option) and the receipt of cash in complete or partial settlement of the Award, or the cash settlement of an equity security to satisfy the tax withholding consequences of a Derivative Security, the Committee may require that such transaction be consummated in compliance with Rule 16b-3(e) under the Exchange Act, as such rule may be amended or superseded from time to time, unless the holder of such Award waives such compliance in a writing executed by such holder and delivered to the Committee and the Committee consents to such waiver.

SECTION 15.  DIVIDENDS AND DIVIDEND EQUIVALENTS

         If an Award is granted in the form of a Restricted Stock Award, Phantom Stock Award or a Freestanding SAR, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional shares of Common Stock.

SECTION 16.  TERMINATION OF EMPLOYMENT

         The Committee may adopt Administrative Policies determining the entitlement of Participants who cease to be employed by either the Company or a Subsidiary whether because of death, disability, resignation, termination or retirement pursuant to an established retirement plan or policy of the Company or of its applicable Subsidiary.

SECTION 17.  ASSIGNMENT AND TRANSFER; HOLDING PERIOD

         An equity security of the Company granted or awarded to a Director or
Section 16 Officer as an Award under the Plan shall not be assigned, sold, encumbered, transferred or otherwise disposed of prior to the elapse of six months from the date of grant, and neither a Derivative Security granted or awarded to a Director or Section 16 Officer as an Award under the Plan, nor the underlying equity security with respect to such Derivative Security, shall be assigned, sold, encumbered, transferred or otherwise disposed of prior to the elapse of six months from the date of acquisition of the Derivative Security to the date of disposition of the Derivative Security (other than upon exercise or conversion) or such underlying equity security, unless, in either case, the holder of such equity security or Derivative Security requests waiver of such restrictions in a writing delivered to the Committee and the Committee consents to such waiver.

SECTION 18.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Company, the maximum aggregate number and class of shares as to which Awards may be or are required to be granted under the Plan, and the shares issuable pursuant to and the exercise or purchase price payable under then outstanding Awards, shall be appropriately adjusted by the Committee whose determination shall be final. Any such adjustments may be provided for in Award Agreements.

SECTION 19.  EXTRAORDINARY DISTRIBUTIONS AND PRO RATA REPURCHASES

         In the event the Company shall at any time when an Award is outstanding make an Extraordinary Distribution (as hereinafter defined) in respect of Common Stock or effect a Pro Rata Repurchase of Common Stock (as hereinafter defined), the Committee may consider the economic impact of the Extraordinary Distribution or Pro Rata Repurchase on Participants and make such adjustments as it deems equitable under the circumstances. The determination of the Committee shall, subject to revision by the Board of Directors, be final and binding upon all Participants.

         (a) As used herein, the term "Extraordinary Distribution" means any dividend or other distribution by the Company of:

             (i) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the twelve months preceding the date of payment of such dividend or other distribution, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchases which is in excess of the fair market value (as determined by the Committee) of the Common Stock repurchased during such twelve month period), exceeds ten percent (10%) of the aggregate fair market value (as determined by the Committee) of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution; or

             (ii) any shares of capital stock of the Company (other than shares of Common Stock), other securities of the Company (including evidences of indebtedness of the Company), or any other investments, assets or property of the Company (including shares of any Subsidiary of the Company), or any combination thereof.


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



         (b) As used herein "Pro Rata Repurchase" means any purchase of shares of Common Stock by the Company or any Subsidiary thereof, pursuant to any tender offer or exchange offer subject to section 13(e) of the Exchange Act or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares of the Company or any Subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase.

SECTION 20.  WITHHOLDING TAXES

         The Company or the applicable Subsidiary shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment tax required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable Administrative Policies it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

SECTION 21.  REGULATORY APPROVALS AND LISTINGS

         Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Restricted Stock Awards or any other Award payable in Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to trading on the Applicable Market and (c) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company shall have the right to require that any certificate for Common Stock issued pursuant. to the Plan or an Award bear any restrictive legend required by law and/or to evidence restrictions on the transfer of the shares under applicable law, the Award Agreement or the Plan.

SECTION 22.  NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

         Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate the employment of any Key Employee at any time, subject to the terms of any employment agreement with such Key Employee. The adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant, to be granted any Awards hereunder or, if granted an Award, to receive any additional Awards at any subsequent time.

SECTION 23.  RIGHTS AS SHAREHOLDER


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



         No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of and only as the holder of a stock certificate in his name except, in the case of Restricted Stock Awards, to the extent such rights are granted to the Participant under Section 10(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

SECTION 24.  RESPONSIBILITY AND INDEMNIFICATION

         No member of the Board of Directors or the Committee shall be liable to the Company, any Participant or any third party for any action or determination made in good faith with respect to the Plan and Awards thereunder, or for any matter as to which the Company's articles of incorporation or code of regulations, or any valid contract between the Company and such member, limits or negates the liability of Directors. Such members shall be entitled to indemnification and reimbursement in the manner provided in the Company's articles of incorporation and code of regulations, in any valid contract between the Company and such member, and under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 25.  SUBSTITUTION, EXTENSION, RENEWAL AND REGRANT OF AWARDS

         Awards may be granted under the Plan from time to time in substitution for stock options and other rights or awards held by employees of organizations who become or are about to become Key Employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing organization with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing organization, or the acquisition by the Company or a Subsidiary of equity interests in the employing organization as the result of which it becomes a Subsidiary. The Committee may extend or renew outstanding Awards granted under the Plan on terms not inconsistent with the Plan.

         The Committee may accept the surrender or cancellation of outstanding Awards (to the extent not theretofore exercised, paid or settled) and grant or award new Awards in substitution therefor, which new Awards may be different types of Awards than the Awards so surrendered and/or canceled.

SECTION 26.  AMENDMENT

         The Committee may suspend, reinstate and terminate the Plan or any portion thereof at any time. In addition, the Committee may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment (i) which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Plan (except as specified in Section
18), or (c) materially modify the requirements as to eligibility for participation in the Plan, or (ii) that requires shareholder approval in order for the Plan to comply with Section 162(m) of the Code. Notwithstanding the foregoing, the provisions of Section 13 relating to the eligibility for, and the amount, price and timing of, Awards to Directors thereunder shall not be amended, nor shall the operation of Section 13 be suspended or reinstated, more than once every six months other than to comport with changes in the Code, ERISA, or the rules thereunder.

SECTION 27.  CORPORATE CHANGES; USE OF FUNDS

         The grant of an Award pursuant to the Plan shall not affect the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its stock, securities, capital or business structure, or to merge, consolidate, dissolve, or liquidate, or to sell, lease or transfer all or any part of its business or assets. The funds received by the Company upon any exercise or settlement of an Award may be used by the Company for any corporate purpose or purposes.

SECTION 28.  CHANGE IN CONTROL

         (a) Stock Options. In the event of a Change in Control, options not otherwise exercisable at the time of a Change in Control shall become fully exercisable upon such Change in Control; provided, however, that options shall not become exercisable under this provision prior to the expiration of six months from the date of grant.

         (b) Stock Appreciation Rights. In the event of a Change in Control, Tandem SARs not otherwise exercisable upon a Change in Control shall become exercisable to the extent that the related Stock Option is exercisable. Freestanding SARs not otherwise exercisable upon a Change in Control shall also become fully exercisable upon such Change in Control.

             (i) The Company shall make payment to Participants with respect to SARs in cash in an amount equal to the appreciation in the value of the SAR from the base price specified in the Award Agreement to the Change in Control Price.

             (ii) Such cash payments to Participants shall be due and payable, and shall be paid by the Company, immediately upon the occurrence of such Change in Control; and

             (iii) After the payment provided for in (ii) above, Participants shall have no further rights under SARs outstanding at the time of such Change in Control.

         (c) Restricted Stock Awards. In the event of a Change in Control, all restrictions previously established with respect to Restricted Stock Awards will conclusively be deemed to have been satisfied. Participants shall be entitled to have issued to them the shares of Common Stock described in the applicable Award Agreements, free and clear of any restriction or restrictive legend, except that if upon the advice of counsel to the Company, shares of Common Stock cannot lawfully be issued without restriction, then the Company shall make payment to Participants in cash in an amount equal to the Change in Control Price of the Common Stock that otherwise would have been issued:

             (i) Such cash payments to Participants shall be due and payable, and shall be paid by the Company, immediately upon the occurrence of such Change in Control; and

             (ii) After the payment provided for in (i) above, Participants shall have no further rights under Restricted Stock Awards outstanding at the time of such Change in Control of the Company.

         (d) Phantom Stock.  In the event of a Change in Control:

             (i) all restrictions and conditions, if any, previously established with respect to Phantom Stock Awards will conclusively be deemed to have been satisfied and fulfilled. Participants shall be entitled to receive Common Stock in satisfaction of their rights under Phantom Stock Awards in accordance with the amounts otherwise payable by the Company pursuant to the Award Agreement.

             (ii) Such Common Stock shall be issued to Participants by the Company immediately upon the occurrence of such Change in Control; and

             (iii) After the payment provided for in (ii) above, the Participants shall have no further rights under Phantom Stock Awards outstanding at the time of such Change in Control of the Company.

         (e) Performance Shares.  In the event of a Change in Control:

             (i) All previously established Performance Targets will be conclusively deemed to have been met. Participants shall be entitled to a pro rata proportion of the shares of Common Stock which would have been issued to them upon conversion of any outstanding Performance Shares at the end of the Performance Period (based upon the applicable Performance Targets which are conclusively deemed to have been met by reason of the Change in Control), payable in the manner specified in subsection (ii) hereof. The pro rata proportion of the shares of Common Stock to be issued shall be equal to a fraction, the numerator of which is the duration of the Performance Period prior to such Change in Control and the denominator of which is the original length of the Performance Period;

             (ii) In lieu of issuing shares of Common Stock upon such conversion of Performance Shares, the Company shall make payment to Participants in cash in an amount equal to the Change in Control Price of the shares of Common Stock that would have been issued under paragraph (i) above;

             (iii) Such cash payments to Participants shall be due and payable, and shall be paid by the Company, immediately upon the occurrence of such Change in Control; and

             (iv) After the payment provided for in (ii) above, the Participants shall have no further rights under awards of Performance Shares outstanding at the time of such Change in Control of the Company.

         (f) Directors' Stock Options. Directors' Stock Options not otherwise exercisable at the time of a Change in Control shall become fully exercisable upon such Change in Control; provided, however, that options shall not become exercisable under this provision prior to the expiration of six months from the date of grant.

             (i) The Company shall make payment to Directors with respect to Options in cash in an amount equal to the appreciation in the value of the Option from the option exercise price specified in the Award Agreement to the Change in Control Price.

             (ii) Such cash payments to Directors shall be due and payable, and shall be paid by the Company, immediately upon the occurrence of such Change in Control; and

             (iii) After the payment provided for in (i) above, Participants shall have no further rights under Options outstanding at the time of such Change in Control.

         (g) Miscellaneous. Upon a Change in Control, no action shall be taken which would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change in Control or to which he may become entitled as a result of such Change in Control.

SECTION 29.  GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, except as preempted by applicable Federal law.

SECTION 30.  INTERPRETATION

         The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and, to the extent applicable, with Section 162(m) of the Code and all provisions hereof shall be construed in a manner to so comply.

                                  [End of Plan]






















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